CRITEO APPOINTS MEGAN CLARKEN AS CHIEF EXECUTIVE OFFICER

•Industry Expert To Lead Second Phase of Criteo’s Transformation

•Founder JB Rudelle Remains Committed As Company Chairman

NEW YORK - Oct. 30, 2019 - Criteo S.A. (NASDAQ: CRTO), the advertising platform for the open Internet, today announced the appointment of Megan Clarken as Chief Executive Officer, based in Paris, effective November 25, 2019.

Founding Chairman and CEO JB Rudelle has decided, with the full support of the Board of Directors, to bring in as CEO a new leader with proven experience in company transformation. By splitting the roles of CEO and Chairman, the Company is adding leadership capacity, creating the right conditions to accelerate Criteo’s transformation into a technology platform.

“I am personally very happy to work with Megan on the next phase of our transformative journey,” said JB Rudelle, Criteo’s founder. “We have set a clear direction for Criteo. The addition of Megan will significantly strengthen our executive team in its strategic evolution.”

Megan Clarken spent fifteen years in various positions at Nielsen and was recently Chief Commercial Officer of Nielsen Global Media. Born in New Zealand, Megan Clarken brings to Criteo extensive global leadership experience and very strong industry expertise.

“This is a very exciting time for me to join Criteo”, said Megan Clarken. “Criteo has grown into a truly impressive company, with high-quality assets and talented teams, and I’m very honored to lead the company into the next chapter of its development”.

Over the past eighteen months, Criteo has embarked on a significant transformative journey to evolve into a leading technology platform. The Company has greatly diversified its product portfolio to cover the entire consumer journey. New senior talent has also been added to the executive team.

“Criteo’s Board of Directors is thrilled to have Megan join the company,” said James Warner, lead independent director of Criteo. “Her vast global industry expertise will be hugely additive to Criteo’s future development."

Criteo’s founder JB Rudelle remains committed as Chairman of the Board of Directors. He will ensure a smooth operational transition until Criteo reports its fiscal year 2019 results.

Forward-Looking Statements Disclosure
This press release contains forward-looking statements including future transformation plans and growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2019, and in subsequent Quarterly Report on Form 10-Q as well as future filings and reports by the Company.
Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

About Criteo
Criteo (NASDAQ: CRTO) is the advertising platform for the open Internet, an ecosystem that favors neutrality, transparency and inclusiveness. 2,800 Criteo team members partner with 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts
Criteo Public Relations
Isabelle Leung-Tack, VP, Global Communications, i.leungtack@criteo.com

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, Director, IR, f.edelmann@criteo.com